EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference to our Firm’s name in the Registration Statement on Form S-3 and related Prospectus of Constellation Energy Partners LLC for the registration of units representing limited liability company interests and debt securities.

NETHERLAND, SEWELL & ASSOCIATES, INC

By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas

January 20, 2011